UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2025

Calidi Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4475 Executive Dr., Suite 200, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered

Common stock, par value $0.0001 per share	CLDI	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2025, Calidi Biotherapeutics, Inc., (“we,” “our,” or the “Company”) entered into an inducement offer letter agreement (the “Inducement Letter”) with 7 holders (each, a “Holder”) of our existing Series A warrants (“Series A Warrants”), Series B-1 warrants (“Series B-1 Warrants”), Series C-1 warrants (“Series C-1 Warrants”), Series D warrants, (“Series D Warrants”), Series E warrants (“Series E Warrants”), and Series F warrants (“Series F Warrants” and together with the Series A Warrants, Series B-1 Warrants, Series C-1 Warrants, Series D Warrants, and Series E Warrants, the “Existing Warrants”), which each of the Series A Warrants, the Series B-1 Warrants and the Series C-1 Warrants were issued pursuant to that certain Securities Purchase Agreement, dated April 16, 2024, the Series D Warrants were issued pursuant to that certain Letter Agreement dated May 31, 2024, and the Series E Warrants and Series F Warrants were issued pursuant to that certain Securities Purchase Agreement dated October 23, 2024. Pursuant to the Inducement Letter, such warrant holders immediately exercised some or all of their respective outstanding Series A Warrants, Series B-1 Warrants, Series C-1 Warrants, Series D Warrants, Series E Warrants, and Series F Warrants to purchase up to an aggregate of 6,595,000 shares of common stock, at a reduced exercise price of $0.70. The gross proceeds to the Company from the exercise of the Existing Warrants are expected to be approximately $4.6 million, prior to deducting placement agent fees and estimated offering expenses.

In consideration for the immediate exercise of some or all of the Existing Warrants for cash, the Company agreed to issue unregistered new Series H common stock purchase warrants (“New Series H Warrants”) to purchase up to 6,595,000 shares of common stock. The New Series H Warrants will have an exercise price of $0.70 per share, will be initially exercisable on the 6 month anniversary of the issuance date and will have a term of 66 months from the issuance date.

We engaged Ladenburg Thalmann & Co, Inc. (“Ladenburg”) as the placement agent in connection with the transactions summarized above and we have agreed to pay Ladenburg a fee equal to 8.0% of the aggregate gross proceeds received from the holder’s exercise of their Existing Warrants. In addition, we have also agreed to reimburse Ladenburg for its accountable legal expenses in connection with the exercise of the Existing Warrants and the issuance of the New Series H Warrants and pay Ladenburg a management fee of 1% of the aggregate gross proceeds received from the holder’s exercise of their Existing Warrants. The closing of the transactions described above is expected to occur on July 10, 2025 (the “Closing Date”), subject to satisfaction of customary closing conditions. We expect to use the net proceeds from these transactions for general corporate purposes.

The shares of our common stock underlying the Series A Warrants, Series B-1 Warrants, and the Series C-1 Warrants have been registered pursuant to an existing registration statement on Form S-1, as amended (File No.: 333-276741) declared effective by the Securities and Exchange Commission (the “SEC”) on April 15, 2024. The shares of our common stock underlying the Series D Warrants, Series E Warrants and Series F Warrants have been registered pursuant to an existing registration statement on Form S-1, as amended (File No.: 333-283741) declared effective by the SEC on December 27, 2024.

Pursuant to the Inducement Letter, we also agreed to file a registration statement on Form S-1 providing for the resale of the common stock issuable upon the exercise of the New Series H Warrants (the “Resale Registration Statement”), within 15 days of the Closing Date, and to use its best efforts to have such Resale Registration Statement declared effective by the SEC within 45 days (or 75 days if the SEC reviews the Resale Registration Statement) and to keep the Resale Registration Statement effective at all times until no holder of the New Series H Warrants owns any New Series H Warrants or common stock underlying the New Series H Warrants.

In addition, we have also agreed not to (a)(i) for 15 days following the Closing Date, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than the filing a registration statement on Form S-8 in connection with any employee compensation plan, subject to exceptions; and (b) enter into variable rate financing for a period of for the 6 months following the Closing Date, subject to exceptions.

The forms of the New Series H Warrants and Inducement Letter are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the terms of the New Series H Warrants, and Inducement Letter are not intended to be complete and are qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by us which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the New Series H Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

The New Series H Warrants will be issued pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) and Regulation D issued thereunder. Neither the issuance of the New Series H Warrants nor the common stock issuable upon exercise of the New Series H Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy our securities.

Item 7.01 Regulation FD Disclosure.

On July 9, 2025, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of New Warrant
10.1	Form of Inducement Letter
99.1	Press Release dated July 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calidi Biotherapeutics, Inc.
Dated: July 10, 2025
	By:	/s/ Andrew Jackson
	Name:	Andrew Jackson
	Title:	Chief Financial Officer

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